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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                            SCHEDULE 14A INFORMATION

                                Proxy Statement

       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)
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    FILED BY THE REGISTRANT / /
    FILED BY A PARTY OTHER THAN THE REGISTRANT /X/
    CHECK THE APPROPRIATE BOX:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          STEEL OF WEST VIRGINIA, INC.
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                (Name of Registrant as specified in its Charter)
                               CPT HOLDINGS, INC.
                              J&L STRUCTURAL, INC.
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                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
         $
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     (5) Total fee paid:
         $
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (4) Date Filed:
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CONTACT:      William L. Remley
              President & CEO
              CPT Holdings, Inc.
              (212) 391-1392

FOR IMMEDIATE RELEASE


                    SWVA STOCKHOLDERS REJECT MANAGEMENT PROPOSALS


NEW YORK, NEW YORK, MAY 15, 1997 -- CPT Holdings, Inc. ("CPT"), the parent of J&L Structural, Inc. ("J&L"), said today that a preliminary count of proxies received by CPT's proxy solicitor indicates that Steel of West Virginia (NASDAQ:
SWVA) stockholders failed to approve all three of management proposals at today's SWVA annual meeting. Specifically, the three management proposals asked for an increase in authorized common stock, the authorization of "blank check" preferred stock, and the elimination of the right of stockholders to act by written consent.

William L. Remley, President and Chief Executive Officer of CPT, said, "Although it is not yet certified, this preliminary count indicates that SWVA stockholders have firmly rejected management's entrenchment proposals. Clearly, stockholders are determined to retain control over the decisions that affect their company. We are encouraged by this outcome, and we will now take a few days to consider how best to pursue our objective of combining J&L Structural and Steel of West Virginia."

"Also, considering the obstacles that SWVA put in our way, we are not surprised that our proposal requesting that the board of directors negotiate with eligible bidders does not seem to have won approval at this time. One of the options we will now consider is to take our proposal directly to stockholders and let them make their interests clear when there is hard cash on the table, rather than wait for SWVA's management to finally agree to negotiate with us in good faith," said Mr. Remley.

J&L Structural, Inc., produces high quality, lightweight structural steel shapes (I-beams) for the manufactured housing, truck trailer component and highway safety systems industries and is a market leader in the Northeast, Southeast and Mid-Atlantic states. At its uniquely designed mill in Aliquippa, Pennsylvania, which includes a recently installed $10 million state-of-the-art walking beam reheat furnace, J&L has been an innovator in reducing the weight of its steel products without compromising their structural integrity. J&L Structural is a majority-owned subsidiary of CPT Holdings, Inc., a Mentmore Holdings Corporation affiliate.


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Mentmore Holdings Corporation is a privately owned company which has completed acquisitions or significant equity investments in companies with total revenues in 1996 of more than $1 billion. Mentmore typically acquires companies involved in basic industrial businesses and manufacturing, such as steel production, metal fabrication, injection molded plastics, textiles, and machinery manufacturing for the packaging industry.

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